Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAMS RESOURCES & ENERGY, INC. COMPLETES ACQUISITION OF COMCAR’S CTL TRANSPORTATION ASSETS

Houston, Texas (Monday, June 29, 2020) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced that Service Transport Company (“Service Transport”), Adams’ transportation subsidiary, has closed on its previously announced purchase of substantially all of the assets of CTL Transportation, LLC (“CTL”), a subsidiary of Comcar Industries, Inc.

The acquisition grows Service Transport’s collective fleet size through the addition of approximately 163 tractor trailer trucks and 328 trailers, and expands its footprint of operations into Florida, Georgia, Illinois, Missouri and Ohio. The transaction is expected to be immediately accretive to earnings.

Adams Resources & Energy, Inc. is primarily engaged in the business of crude oil marketing, transportation and storage, tank truck transportation of liquid chemicals and dry bulk and ISO tank container storage and transportation through its two subsidiaries, GulfMark Energy, Inc. and Service Transport Company, respectively. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: Adams’ ability to efficiently integrate the CTL assets and to obtain the anticipated benefits therefrom. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609